UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2014

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA		98041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 7, 2014, Marina Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain qualified investors identified on the signature pages thereto (the “Investors”), led by Steven T. Newby, a long-time biotechnology investor, pursuant to which the Company issued to the Investors 1,200 shares of the Company’s Series C Convertible Preferred Stock (the “Preferred Shares”) and warrants (the “Warrants”) to purchase up to 6,000,000 shares of the Company’s common stock (“Common Stock”) for an aggregate purchase price of $6 million. The Preferred Shares are convertible into Common Stock at a conversion price of $0.75 per share of Common Stock. The Warrants have an exercise price of $0.75 per share of Common Stock and are exercisable for a period of five (5) years after the Company regains compliance with its reporting obligations under the Securities Exchange Act of 1934, as amended. The Company and the Investors entered into the Purchase Agreement in accordance with that certain binding term sheet dated February 23, 2014.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Form of Warrant, a copy of each of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement and the transactions contemplated thereby described in Item 1.01 above, the Company issued the Preferred Shares and the Warrants to the Investors. The Company issued such securities in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

A total of 1,200 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) have been authorized for issuance under the Certificate of Designation of Rights, Preferences and Privileges of Series C Convertible Preferred Stock (the “Certificate of Designation”). The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on March 7, 2014. The shares of Series C Preferred Stock have a stated value of $5,000 per share and are initially convertible into shares of Common Stock at a price of $0.75 per share (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series C Preferred Stock). Under the Certificate of Designation, the holders of the Series C Preferred Stock have the following rights, preferences and privileges:

The Series C Preferred Stock may, at the option of the Investor, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion price in effect at the time of conversion. The number of shares into which one share of Series C Preferred Stock shall be convertible is determined by dividing the stated value per share by the initial Conversion Price.

The Series C Preferred Stock will automatically be converted into Common Stock at the then applicable conversion Price upon the earliest to occur of: (a) the written election of Investors holding at a majority of Series C Preferred Stock; (b) at the election of the Company, the closing of a “Qualified Acquisition” (as defined in the Certificate of Designation); (c) at the election of the Company, the closing of a bona-fide strategic financing by the Corporation yielding gross proceeds to the Corporation of not less than $12 million (a “Qualified Financing”); or (d) at the election of the Company, the date on which the Common Stock commences trading on a national securities exchange. Investors holding a majority of Series C Preferred Stock will also have the right to convert the outstanding Series C Preferred Stock into such number or amount of the securities of the Company that are issued upon the closing of a Qualified Financing that occurs on or prior to the one-year anniversary of the first date following the filing of the Certificate of Designation on which the Company is current with respect to the filing of all reports required to be filed by it pursuant to Sections 13 or 15(d) of the Exchange Act (other than Form 8-K reports) as have a purchase price equal to the stated value of the outstanding shares of Series C Preferred Stock, plus any accrued and unpaid dividends thereon.

On any matter presented to the holders of Common Stock for their action or consideration, each holder of outstanding shares of Series C Preferred Stock shall be entitled to vote together with the holders of Common Stock as a single class on an as-converted basis. In addition, for as long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of Investors holding at least a majority of the Series C Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation; (b) authorize or create any class of stock ranking senior to, or otherwise pari passu with, the Series C Preferred Stock; (c) amend its organizational documents in any manner that adversely affects any rights of the Series C Preferred Stock; (d) increase the number of authorized shares of Series C Preferred Stock; or (e) enter into any agreement with respect to any of the foregoing.

In the event of any voluntary or involuntary liquidation or dissolution of the Company, before any payment shall be made to the holders of Common Stock, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid an amount per share of Series C Preferred Stock equal to the greater of (a) the stated value for such share of Series C Preferred Stock, plus any dividends declared but unpaid thereon, or (b) the amount as would have been payable had such share of Series C Preferred Stock been converted into Common Stock immediately prior to such liquidation or dissolution. The remaining funds shall be distributed to the holders of Common Stock.

The Company may not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series C Preferred Stock shall first receive, or simultaneously receive, an equal dividend on each outstanding share of Series C Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Items 1.01 and 3.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

Press Release

On March 11, 2014, the Company issued a press release announcing that it had entered into, and consummated the transactions contemplated by, the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Investor Presentation

On March 11, 2014, the Company presented at the BIO-Europe Spring® 2014 partnering conference. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series C Convertible Preferred Stock.

4.1	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement dated as of March 7, 2014 between and among the Company and each purchaser identified on the signature pages thereto.

99.1	Press release of Marina Biotech, Inc. dated March 11, 2014.

99.2	Investor Presentation of Marina Biotech, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

March 10, 2014	By:	/s/ J. Michael French
Name:	J. Michael French
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series C Convertible Preferred Stock.

4.1	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement dated as of March 7, 2014 between and among the Company and each purchaser identified on the signature pages thereto.

99.1	Press release of Marina Biotech, Inc. dated March 11, 2014.

99.2	Investor Presentation of Marina Biotech, Inc.

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